Exhibit 21.1

List of Subsidiaries
Name of Subsidiary	Jurisdiction
A and J Assets LLC	Delaware
Alabama Postal Holdings, LLC	Delaware
Arkansas Postal Holdings LLC	Delaware
Asset 20024, L.L.C.	New York
Bicostal Postal Realty Holdings LLC	Delaware
Birmingham Postal Realty Holdings LLC	Delaware
Eagle Landing Postal Realty Holdings LLC	Delaware
Eastern Postal Realty Holdings, LLC	Delaware
Gary Glen Park Realty, LLC	Delaware
Georgia Postal Realty Holdings LLC	Georgia
Greensboro Postal Realty Holdings LLC	Delaware
Harbor Station, LLC	Delaware
Hiler Buffalo LLC	Florida
Illinois Postal Holdings, LLC	Delaware
Indiana Postal Realty Holdings LLC	Delaware
Iowa Postal Holdings, LLC	Delaware
Louisiana Postal Holdings, LLC	Delaware
Mass Postal Holdings LLC	Delaware
Michigan Postal Holdings LLC	Delaware
Midwestern Postal Realty Holdings, LLC	Delaware
Milwaukee Postal Realty Holdings LLC	Delaware
Missouri & Minnesota Postal Holdings, LLC	Delaware
Montana Postal Realty Holdings LLC	Delaware
New Mexico Postal Realty Holdings LLC	Delaware
Ohio Postal Holdings, LLC	Delaware
Pennsylvania Postal Holdings, LLC	Delaware
Postal Holdings LLC	Delaware
Postal Realty LP	Delaware
PPP Assets, LLC	Florida
Puerto Rico Postal Realty Holdings LLC	Delaware
Real Estate Asset Counseling, LLC	Delaware
South Carolina Postal Holdings LLC	Delaware
Southern Postal Realty Holdings, LLC	Delaware
Tennessee Postal Holdings, LLC	Delaware
Topeka Postal Realty Holdings LLC	Delaware
Thorn Hill Postal Realty Holdings LLC	Delaware
Thorn Hill Postal Realty Holdings I LLC	Delaware
Thorn Hill Postal Realty Holdings II LLC	Delaware

United Post Office Investments, LLC	Delaware
UPH Merger Sub LLC	Delaware
Virginia Beach Postal Holdings LLC	Delaware
Western Postal Realty Holdings, LLC	Delaware
Wisconsin Postal Holdings, LLC	Delaware